EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

       We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated June 17, 2004 related to the December 31, 2003, financial statements SulphCo, Inc., and to the reference to our Firm under the heading "Experts" in the Prospectus.

/s/ Mark Bailey & Company, Ltd.

Reno, Nevada
January 17, 2005